UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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Travelzoo
(Name of Registrant as Specified in Its Charter)
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Travelzoo
590 Madison Avenue, 35th Floor
New York, NY 10022
April 1, 2022
Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Travelzoo on April 25, 2022 at 10 a.m. Pacific Daylight Time (PDT). Travelzoo will hold its 2022 Annual Meeting in a virtual meeting format only, via webcast. You can access the meeting at:
www.virtualshareholdermeeting.com/TZOO2022
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. This proxy statement or notice thereof is first being mailed or furnished to stockholders on or about April 1, 2022. Detailed information relating to Travelzoo’s activities and operating performance is contained in our 2021 Annual Report on Form 10-K, as previously filed with the Securities and Exchange Commission on March 31, 2022, which is also enclosed. We encourage you to read the Form 10-K.
To attend the Annual Meeting of Stockholders and vote, you must be a stockholder of record as of 2:00 p.m. PDT on February 28, 2022. You will be able to attend the Annual Meeting as well as vote during the meeting by visiting the link provided above and entering the 16-digit number included in your proxy card.
If you hold your shares in street name through a bank, broker, or other nominee, please have identification and proof of ownership available, such as an account statement or letter from your bank or broker, for admittance to the meeting. You must check in via the meeting link in order to be admitted to the Annual Meeting of Stockholders.
Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the virtual meeting and vote, even if you have previously voted by proxy.
Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at Travelzoo’s office, located at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040, U.S.A., for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.
On behalf of the entire Board of Directors of Travelzoo, we look forward to seeing you at the meeting.

Sincerely,

RALPH BARTEL
Chairman of the Board

TRAVELZOO
590 Madison Avenue
35th Floor
New York, NY 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 25, 2022
To the Stockholders of Travelzoo:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo, a Delaware corporation (“Travelzoo” or the “Company”), will be held on April 25, 2022 at 10 a.m. PDT, in a virtual meeting format only, via webcast available at www.virtualshareholdermeeting.com/TZOO2022, for the following purposes:
•
To elect five members of the Company's Board of Directors (the “Board”), each to serve until the 2023 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal 1”);

•	To vote to approve an option grant to the Global Chief Executive Officer (“Proposal 2”);
•	To vote, on an advisory basis, to approve executive compensation (“Proposal 3”);
•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only stockholders of record as of 2:00 p.m. PDT on February 28, 2022 may vote at the Annual Meeting of Stockholders. Your vote is important. Whether you plan to attend the Annual Meeting or not, please cast your vote by completing, dating and signing the enclosed proxy card and returning it via the methods indicated on the proxy card. If you attend the virtual meeting and prefer to vote at that time, you may do so even if you have previously voted by proxy. Please retain the control number set forth on your proxy card so that we can verify your identity to admit you to the virtual meeting.
By Order of the Board of Directors,

TRAVELZOO

CHRISTINA SINDONI CIOCCA
Corporate Secretary

TRAVELZOO

PROXY STATEMENT
FOR TRAVELZOO
2022 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these proxy materials?
Travelzoo’s Board of Directors is soliciting proxies to be voted at the 2022 Annual Meeting of Stockholders. This proxy statement includes information about the matters to be voted upon at the meeting.
Only stockholders of record of our common stock, par value $0.01 per share (the “Common Stock”), as of 2:00 p.m. PDT on February 28, 2022 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 12,550,791 shares of our Common Stock issued and 12,055,762 shares of our Common Stock outstanding.
Where and when is the Annual Meeting?
The Annual Meeting of Stockholders will take place on April 25, 2022 in a virtual meeting format only at www.virtualshareholdermeeting.com/TZOO2022. The meeting will begin at 10:00 a.m. PDT.
To attend the Annual Meeting and vote, you must be a stockholder of record as of 2:00 p.m. PDT on February 28, 2022. You will be able to attend the Annual Meeting as well as vote during the meeting by visiting www.virtualshareholdermeeting.com/TZOO2022 and entering the 16-digit number included in your proxy card. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
What am I voting on?
Stockholders will vote on three proposals:
•
A proposal to elect five members of the Company's Board, each to serve until the 2023 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal 1”);

•	A proposal to approve an option grant to the Global Chief Executive Officer (“Proposal 2”);
•	A proposal on an advisory basis to approve executive compensation (“Proposal 3”);
Stockholders will further transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How does the Board recommend that you vote on the proposals?
The Board recommends that you vote your shares “FOR” Proposal 1, Proposal 2 and Proposal 3.
How many votes do I have?
Per Travelzoo’s Amended and Restated By-laws, each stockholder is entitled to one (1) vote for each share of Common Stock held which has voting power upon the matter in question. You may hold shares as follows:
•	Shares held directly in your name as the “stockholder of record” and
•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”
If I am a stockholder of record, how can I vote my shares?
Stockholders can vote by proxy (via the Internet or by mail) or in person (at the virtual meeting). Granting a proxy does not in any way affect your right to attend the Annual Meeting and vote.
How do I vote by proxy?
If you are a stockholder of record, you may vote your proxy by mail or by Internet. To vote by Internet, go to www.proxyvote.com, enter your 16-digit number included on your proxy card and follow the instructions. You can vote by mail by mailing in your proxy card to: c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, U.S.A.

Note, if you wish to receive a paper or e-mail copy of the materials, you must request one. There is no charge for requesting a copy. Please choose one of the following methods to make your request: (1) by Internet: www.proxyvote.com; (2) by telephone: 1-800-579-1639; or (3) by e-mail: sendmaterial@proxyvote.com. If requesting materials by e-mail, please send a blank e-mail with your 16-digit number included on your proxy card.
If you vote by proxy, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director and “FOR” Proposal 2 and Proposal 3. If any other matter is properly brought before the meeting, your proxies will vote in accordance with the Company’s discretion. At the time of submitting this proxy statement for printing, we know of no matter that will be acted on at the Annual Meeting of Stockholders other than those discussed in this proxy statement.
If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.
May I revoke my proxy?
If you give a proxy, you may revoke it in any one of three ways:
•	Submit a valid, later-dated proxy before the Annual Meeting,
•
Notify our Corporate Secretary in writing at Travelzoo, Attention: Corporate Secretary, 590 Madison Avenue, 35th Floor, New York, NY 10022, before the Annual Meeting that you have revoked your proxy, or

•	Vote virtually at the Annual Meeting.
How do I vote in person?
If you are a stockholder of record, you may cast your vote at the virtual Annual Meeting by logging into the webcast available at www.virtualshareholdermeeting.com/TZOO2022.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in the materials provided by your broker or nominee. If you wish to vote at the virtual Annual Meeting, please have identification and proof of ownership available, such as an account statement or letter from your bank or broker, for admittance to the virtual meeting.
What vote is required to approve each proposal?
Each share of our Common Stock is entitled to one (1) vote with respect to each matter on which it is entitled to vote. Pursuant to our Amended and Restated By-laws, our directors are elected by a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election; provided, however, if the Corporate Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes of the shares represented in person or by proxy at the meeting. For purposes hereof, a majority of votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee. The following will not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction. The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval of Proposal 2 and, by an advisory vote, the approval of Proposal 3.
In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of Common Stock are present at the meeting, either in person or by proxy.

Azzurro Capital Inc. (“Azzurro”), whose beneficial owner is Mr. Ralph Bartel, the Chairman of our Board, holds an aggregate of 4,897,869 shares of our Common Stock, representing approximately 40.6% of the outstanding shares, as of February 28, 2022.
All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. As noted above, if no voting instructions are indicated, proxies will be voted as recommended by our Board on all matters, and in the discretion of the proxy holder on any other matters that properly come before the Annual Meeting.
What is a broker non-vote and how are broker non-votes and abstentions counted?
A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on “non-routine” proposals. The vote on Proposals 1, 2 and 3 are considered “non-routine”. Broker non-votes will be counted for the purpose of obtaining a quorum for the Annual Meeting but will not have any other effect with respect to Proposals 1, 2 and 3, as shares that constitute broker non-votes are not considered entitled to vote on these non-routine proposals.
Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum and with respect to any matters being voted upon at the Annual Meeting. As stated above (at “What vote is required to approve each proposal?”),, abstentions will have no effect on the outcome of the election of directors, but with respect to any other proposal an abstention will have the same effect as a vote against such proposal.
Where can I find the voting results of the meeting?
We intend to announce preliminary voting results at the Annual Meeting. We will publish the final results in a report on Form 8-K, which we intend to file within four (4) business days following the Annual Meeting. You can obtain a copy of the Form 8-K by logging on to Travelzoo's investor relations website at www.travelzoo.com/ir, by calling the U.S. Securities and Exchange Commission (“SEC”) at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS
Under Travelzoo's Amended and Restated By-laws, the number of directors of Travelzoo is fixed, and may be increased or decreased from time to time, by resolution of the Board. Each director holds office for a term of one (1) year, until the Annual Meeting of Stockholders next succeeding the director's election and until a successor is elected and qualified or until the earlier resignation or removal of the director. The following individuals have been nominated for election to our Board, each to serve until the 2023 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.
Nominees for a One-Year Term That Will Expire in 2023:
The ages, principal occupations, directorships held and other information as of February 28, 2022, with respect to our nominees are described below.
Name	Age	Position
Ralph Bartel, Ph.D., Ph.D.	56	Chairman of the Board
Christina Sindoni Ciocca	34	Corporate Secretary and General Counsel
Carrie Liqun Liu	40	Independent Director
Volodymyr Cherevko	37	Independent Director
Michael Karg, Ph.D.	50	Independent Director
Each of the director nominees listed above, other than Mr. Michael Karg and Mr. Volodymyr Cherevko, is currently a director of Travelzoo and was previously elected by the shareholders. Mr. Ralph Bartel, Ms. Carrie Liqun Liu and Ms. Christina Sindoni Ciocca were elected directors of Travelzoo at the Company's Annual Meeting of Stockholders held on June 1, 2021. Ms. Mary Reilly and Ms. Beatrice Tarka will not stand for re-election at the Annual Meeting, as the Nominating and Corporate Governance Committee decided they should rotate off due to their tenure on the Board, in line with corporate governance best practices. The independent directors will be appointed to the various committees (Compensation, Audit and Nominating and Corporate Governance) by the Board following their election at the Annual Meeting.
Our Board has determined that each of Ms. Liu, Mr. Cherevko and Mr. Karg meet the independence requirements of the listing standards of the NASDAQ Stock Market (the “NASDAQ”). Mr. Karg’s current employer, Mindshare, is part of the WPP Group. Certain affiliates and subsidiaries of the WPP Group, including Mindshare, have from time-to-time represented clients of Travelzoo and purchased media on behalf of such clients from Travelzoo; provided, that the Board determined that Mr. Karg would not be considered an “executive officer” of Mindshare as defined under the Securities Exchange Act of 1934 and that any amounts paid by any member of the WPP Group to Travelzoo or by Travelzoo to any member of the WPP Group over the past three years are not material. Such relationships and amounts will continue to be monitored going forward. Mr. Karg also confirmed that in his role as Global Chief Operating Officer he does not have any input into client relationships or media spend and does not receive any compensation from clients or the performance of clients. The Board therefore determined that no conflict of interest exists pursuant to the Company’s Code of Ethics. The Board determined that Mr. Ralph Bartel is not independent under the rules of NASDAQ because he is the beneficial owner of Azzurro, which holds approximately 40.6% of our outstanding Common Stock as of February 28, 2022. The Board determined that Ms. Christina Sindoni Ciocca is not independent under the rules of NASDAQ because she is an employee of the Company.

Ralph Bartel, Ph.D., Ph.D., founded Travelzoo in May 1998 and has been a member of the Board since then. He has been the Chairman of the Board since May 2017. From May 1998 to September 2008, he was the Chairman of the Board and the Chief Executive Officer. From October 2008 to June 2010, he was the Chairman of the Board. Ralph Bartel is a professionally trained journalist who holds a Ph.D. in Communications from the University of Mainz, Germany, a master's degree in journalism from the University of Eichstätt-Ingolstadt, Germany, and a Ph.D. in economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Holger Bartel, Travelzoo’s Global Chief Executive Officer.
Areas of Ralph Bartel's relevant experience include media, journalism, Internet, finance and start-up experience.
Christina Sindoni Ciocca has been a member of Travelzoo’s Board since May 2019. She has been General Counsel for Travelzoo since June 2019 and previously served as Counsel for Travelzoo since April 2018. Prior to joining Travelzoo, Ms. Ciocca was an attorney at Sidley Austin LLP, practicing in mergers & acquisitions in both Chicago, IL and New York, NY, from September 2014 to March 2018. Ms. Ciocca earned her juris doctor degree from the Law School of the University of Notre Dame and a Bachelor of Science in Economics degree from the Wharton School of the University of Pennsylvania, with concentrations in marketing and operations & information management. Prior to law school, Ms. Ciocca worked in digital marketing, including for American Express.
Areas of Ms. Ciocca’s relevant experience include corporate governance, law, mergers & acquisitions and marketing.
Carrie Liqun Liu has been a member of Travelzoo's Board since May 2017. She is the Vice General Manager of Beijing Science & Technology Innovation Fund and has been since 2019. Before that she was the General Manager of the Private Equity Business at Tianhong, a prominent fund management company in China. From July 2011 to May 2017, Ms. Liu was the Executive Director of Fosun China Momentum Fund. From May 2009 to July 2011, she was a senior investment professional at Henderson Equity Partners. From 2015 to 2016, she was a member of the board of directors and audit committee of Tom Tailor Holding AG, and also a member of the board of directors of Cirque du Soleil, an entertainment company. Ms. Liu holds a bachelor’s degree in finance and master’s degree in law from Tsinghua University in Beijing, China.
Areas of Ms. Liu’s relevant experience include Asian markets, investments, finance and global strategy.
Michael Karg, Ph.D., is the Global Chief Operating Officer of Mindshare and has been since November 2021. From January 2016 to December 2019, he was the Group Chief Executive Officer of Ebiquity plc, a company listed on the London stock exchange (AIM). From May 2013 to December 2015, he was the Chief Executive Officer International of Razorfish. From September 2011 to May 2013, Mr. Karg was the President EMEA for Razorfish and Digitas International in Paris. From September 2010 to May 2013, he was also the Chief Operating Officer of Razorfish and Digitas International. From 2013 to 2017, Mr. Karg served as a member of the board of directors of Travelzoo. Mr. Karg holds a Ph.D. in management and a master’s equivalent in finance and accounting from the University of St. Gallen, Switzerland.
Areas of Mr. Karg’s relevant experience include digital media and global operations.
Volodymyr Cherevko is the Chief Transformation Officer of Haier Europe and has been since September 2021. Before that he was the General Manager & Managing Director, Washing Business Unit, for Haier Europe in Paris. From October 2015 to October 2017 he was the Product Marketing Director, Refrigeration, for Whirlpool EMEA in Italy. From January 2014 to October 2015 Mr. Cherevko was the Marketing Director & Department Head, Brands, Digital, e-Commerce & Insights for Whirlpool EMEA. Before that, Mr. Cherevko held a variety of marketing roles for Procter & Gamble and PepsiCo in Kyiv and Moscow. Mr. Cherevko holds an executive certificate from INSEAD and a Bachelor of Arts in business administration from Bethany Lutheran College. He is expected to receive this year his Executive MBA from HEC Paris.
Areas of Mr. Cherevko’s relevant experience include marketing and business transformation.
Required Vote
Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Amended and Restated By-laws provide that directors are to be elected by a majority of the votes cast at the Annual Meeting by the holders of stock entitled to vote on the election of directors; provided, however, that, if the Corporate Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. A majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction. Thus, abstentions and broker non-votes will have no effect on the election of directors (other than the fact that they are counted for the purpose of determining whether a stockholder quorum exists at the Annual Meeting). Proxies cannot be voted for a greater number of persons than the number of nominees named.
The Board's Recommendation
The Board believes that each director nominee possesses the qualities and experience a member of Travelzoo's Board should possess. The Board seeks out, and the Board is comprised of, individuals whose background and experience complement those of other Board members.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FIVE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Board Meetings and Committees
The Board has appointed an Audit Committee, a Compensation Committee, a Disclosure Committee and a Nominating and Corporate Governance Committee. Below is a table indicating the membership of each committee and how many times the Board and each such committee met in fiscal year 2021. Beginning in 2021, the Board voted to change membership in the Disclosure Committee to management only in line with corporate governance best practices. Each Board member attended at least 75 percent of the total number of meetings of the Board and of the committees on which he or she served.
Name	Board	Audit	Compensation	Nominating and Corporate Governance
Mr. Ralph Bartel	Chair
Ms. Christina Sindoni Ciocca	Secretary
Ms. Carrie Liqun Liu	Member	Member
Ms. Mary Reilly	Member	Chair	Chair	Chair
Ms. Beatrice Tarka	Member	Member	Member	Member
Number of 2021 Meetings	6	4	2	1
The Company does not require that directors attend the Annual Meeting of Stockholders.
Audit Committee
The Audit Committee is appointed by the Board to discharge the Board’s responsibilities with respect to among other things, (i) the Company’s accounting and financial reporting processes; (ii) audits of the financial statements of the Company; and (iii) the qualifications, independence and performance of the Company’s independent auditors. A complete description of the Audit Committee's responsibilities is set forth in its written charter. A copy of the Amended and Restated Audit Committee Charter, which was adopted by the Board on March 22, 2019, can be found in Appendix A of our 2019 proxy statement. The Audit Committee is responsible for appointing the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors as defined in the listing standards of the NASDAQ Stock Market, the SEC, the Sarbanes-Oxley Act of 2002 and any successor rules or regulations. The Board determined that Ms. Mary Reilly qualifies as an audit committee financial expert within the meaning of SEC regulations.
Compensation Committee
The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities with respect to, among other things, the evaluation, approval and administration of the Company’s compensation and incentive plans, policies and programs for executive officers and directors of the Company. A complete description of the Compensation Committee’s responsibilities is set forth in its written charter. A copy of the Compensation Committee Charter, which was adopted by the Board on March 22, 2019, can be found in Appendix A of our 2019 proxy statement.
Disclosure Committee
The Disclosure Committee's primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of SEC filings, press releases and other broadly disseminated correspondence. Originally, the Disclosure Committee included two members of the Board, but at the Q1 2021 Board meeting, the directors voted to change the Disclosure Committee to a management committee, reporting directly to the Global Chief Executive Officer and Chief Accounting Officer and providing updates to the Audit Committee as necessary, in line with corporate governance best practices.
Nominating and Corporate Governance Committee
The Nominating Committee and Corporate Governance assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance. In evaluating potential nominees to the Board, the Nominating Committee considers, among other things, independence, character, ability to exercise sound judgment, age, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board. The Nominating Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. The Nominating Committee recommended to the full Board each of the current nominees for election to the Board.
The Board's Role in Risk Oversight
The full Board oversees enterprise risk as part of its role in reviewing and overseeing the implementation of the Company's strategic plans and objectives. The risk oversight function is administered both in full Board discussions, informal meetings and in individual committees that are tasked by the Board with oversight of specific risks. On a regular basis, the Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company's strategy and business plans. In addition, the Audit Committee reviews the Company's risk assessment and risk management policies and procedures at least annually, including steps taken to monitor and control such exposures. The Board believes the continuity of Board membership and the independent directors constituting a majority of the Board encourage open discussion and assessment of the Company's ability to manage its risks.
Code of Ethics
We have adopted a Code of Ethics that applies to our executive officers, including, but not limited to our Global Chief Executive Officer and our Chief Accounting Officer. This Code of Ethics is posted on our website located at corporate.travelzoo.com/governance. A copy of the Code of Ethics is also available in print to stockholders and interested parties without charge upon written request delivered to our Corporate Secretary at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
Communications with Directors
The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.

Director Compensation
Directors of the Company or its subsidiaries are entitled to receive certain retainers and fees as determined by the Board based on recommendations of the Compensation Committee. In 2021, the Compensation Committee recommended that the Board change director compensation as follows: (a) increase the fee earned for Board meetings to $2,800 from $1,680, (b) decrease the fee earned for Compensation Committee meetings to $1,680 from $2,800, (c) change the Disclosure Committee to an executive-only committee in line with corporate governance best practices so no fee is payable for those meetings, and (d) include a fee for Special Committee meetings, if and when a Special Committee is appointed, of $5,000 for up to five (5) meetings or $8,000 for up to ten (10) meetings. The retainers and meeting fees are as follows:
Description	Fee Earned ($)
Annual retainer for each Board member	50,000
Annual retainer for Audit Committee Chair	30,000
Fee for attendance of a Board meeting	2,800
Fee for attendance of an Audit Committee meeting	2,800
Fee for attendance of a Compensation Committee meeting	1,680
Fee for attendance of Special Committee meetings (total fee for up to 5 meetings)	5,000
Fee for attendance of Special Committee meetings (total fee for up to 10 meetings)	8,000
Members of the Board may receive fees for additional meetings and committee work and may receive stock option grants on an ad hoc basis in the discretion of the Compensation Committee.
We reimburse directors for out-of-pocket expenses incurred in connection with attending meetings. Given the ongoing pandemic situation in 2021, no travel was required for meetings of the Board.
Employees generally do not receive compensation for their services as directors. Accordingly, Ms. Christina Sindoni Ciocca did not receive any compensation for her service as a member of the Board in 2021. Mr. Ralph Bartel waived board fees to him in 2021.
Mr. Ralph Bartel exercised 600,000 options in 2021, which he had received as part of a grant of 800,000 options in March 2020. Such grant was approved by the independent directors of the Board in order to induce Mr. Bartel to remain as Chairman during the COVID-19 pandemic. As previously disclosed, the shareholders of the Company approved the grant at the 2020 Annual Meeting.
The following table shows the fees earned or paid in cash for Travelzoo’s directors for the fiscal year ended December 31, 2021.
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)(3)	Total ($)(4)
Mr. Ralph Bartel	—	3,083,200	3,083,200
Ms. Christina Sindoni Ciocca	—	—	—
Ms. Carrie Liqun Liu	70,880	—	70,880
Ms. Mary Reilly	113,760	—	113,760
Ms. Beatrice Tarka	83,760	—	83,760
(1)	This column reports the amount of cash compensation earned in 2021 for Board and committee service.
(2)
The values reported reflect the aggregate grant date fair value of grants of stock options to each of the listed directors in the years shown. The grant date fair value of stock options is calculated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 10 to the consolidated financial statements contained in our 2021 Annual Report on Form 10-K filed on March 31, 2022.

(3)	Mr. Ralph Bartel had 100,000 vested options outstanding as of February 28, 2022 and 100,000 unvested options, which vest on March 31, 2022.
(4)
Amounts included in this table do not include compensation received by Ms. Ciocca for her role as General Counsel of the Company, including 100,000 stock options granted in March 2020 and approved by the shareholders at the 2020 Annual Meeting.

Board Diversity Matrix
The following is the Board Diversity Matrix for the Company as of February 28, 2022 in compliance with NASDAQ’s Board Diversity Rule:
	Female	Male
Total Number of Directors	5
Part I: Gender Identity
Directors	4	1
Part II: Demographic Background
Asian (other than South Asian)	1	0
White	3	1
Certain Relationships and Related Party Transactions
The Company maintains policies and procedures to ensure that our directors, executive officers and employees avoid conflicts of interest. Our executive officers, including our Global Chief Executive Officer and Chief Accounting Officer are subject to our Code of Ethics. Our Code of Ethics requires our leadership to act with honesty and integrity, and to fully disclose to the Audit Committee any material transaction that reasonably could be expected to give rise to an actual or apparent conflict of interest. The Code of Ethics requires that our leadership obtain the prior written approval of the Audit Committee before proceeding with or engaging in any conflict of interest. Moreover, employees are required to read and comply with our Guide to Business Conduct, which is a communication to all employees that ensures they are aware of their responsibility to avoid any conflicts of interest or potential conflicts of interest and to make appropriate disclosures to their manager or other personnel.
Our General Counsel and/or Chief Accounting Officer review(s) all material related party transactions. When a potential related party transaction is identified, the General Counsel and/or the Chief Accounting Officer will evaluate the transaction and determine whether the transaction requires the review and approval by the Audit Committee or a special committee of the Board consisting of independent directors (“Special Committee”).
The Audit Committee charter states that the Audit Committee has the duty and responsibility to review and approve in advance, to the extent possible, any proposed related party transactions and potential conflict of interest situations involving a director or director nominee of the Company, an executive officer of the Company, any person or entity known by the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, or any person known by the Company to be an immediate family member of any of the foregoing; provided, that the Audit Committee shall have the authority to ratify certain related party transactions if approval of such transactions in advance is not practicable or possible, in the sole discretion of the Committee. A copy of the written charter can be found in Appendix A to the 2019 proxy statement.
Upon submission to the Audit Committee or a Special Committee, such committee will consider relevant facts and circumstances surrounding each related party transaction and any matters the committee deems appropriate. If the Audit Committee or a Special Committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the committee prior to the Company entering into such transaction or ratified thereafter. Transactions or relationships previously approved by the Audit Committee or a Special Committee in existence prior to the formation of the committee do not require approval or ratification.
Ralph Bartel, who founded Travelzoo and who is a director of the Company, is the sole beneficiary of the Ralph Bartel 2005 Trust, which is the controlling shareholder of Azzurro. As of February 28, 2022, Azzurro is the Company's largest stockholder, holding approximately 40.6% of the Company's outstanding shares.
Family Relationships
Ralph Bartel, Chairman of the Board of Directors and Holger Bartel, Global Chief Executive Officer, are brothers. Except for Holger Bartel and Ralph Bartel, there are no familial relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings
To our knowledge, during the last ten years, none of our directors and executive officers have: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses; (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; or (v) been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the named executive officers of Travelzoo, as determined by the Compensation Committee, as of February 28, 2022.
Name	Age	Position
Holger Bartel, Ph.D.	55	Global Chief Executive Officer
Lisa Su	46	Chief Accounting Officer
Holger Bartel, Ph.D., has been Travelzoo's Global Chief Executive Officer since January 2016. From July 2010 to May 2017, he was the Chairman of the Board. From October 2011 to October 2013, he was the Head of Strategy. From October 2008 to June 2010, he was Travelzoo's Chief Executive Officer. From September 1999 to November 2007, he was Executive Vice President. From 1995 to 1998, he was Engagement Manager at McKinsey & Company, a global management consulting firm. From 1992 to 1994, he was a research fellow at Harvard Business School. Mr. Holger Bartel holds a Ph.D. in economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel.
Lisa Su the Company's Chief Accounting Officer, has been with Travelzoo since May 2011 and previously served as the Company's Vice President and Controller. Prior to May 2011, Ms. Su was the Controller of YuMe from June 2009. Prior to June 2009, Ms. Su was Controller of Travelzoo and prior to this role she performed various other accounting roles at Travelzoo since she started at Travelzoo in October 2000. Ms. Su holds an MBA in finance from California State University, East Bay and a bachelor's degree in economics-accounting from Claremont McKenna College.

PROPOSAL 2—APPROVAL OF OPTION GRANT TO THE GLOBAL CHIEF EXECUTIVE OFFICER
Option Agreement with the Global Chief Executive Officer
The Company entered into a Nonqualified Stock Option Agreement (the “Option Agreement”) with Mr. Holger Bartel, Global Chief Executive Officer, on March 3, 2022, pursuant to which the Company granted Mr. Bartel the option to purchase 600,000 shares of the Company’s common stock (such option being hereinafter referred to as the “Option”). The Option began vesting on January 1, 2022, but will not be exercisable unless and until the stockholders approve and can be clawed back if the shareholders do not approve. Stockholders are being asked to approve the issuance of Common Stock which is issuable to Mr. Bartel upon exercise of the Option.
The principal terms of the Option Agreement are summarized below. The following summary is qualified in its entirety by the full text of the Option Agreement, which is incorporated by reference herein by reference to Appendix A to this proxy statement.
The Compensation Committee engaged an independent compensation consultant, Compensia, to advise on Mr. Holger Bartel’s compensation package, including base salary, bonus and option grant. The Compensation Committee, which is comprised solely of independent directors, unanimously approved the Option and the Option Agreement after confirming that both were generally in line with historical practices of the Company, specifically the two year term, or market practice, specifically the bi-annual vesting schedule, as well as the total amount and value of the grant.
Exercisability of Option
The exercise price of the Option is $8.14 per share. The Option will become exercisable in accordance with the following schedule:
Vesting Date	Percentage of Option Vesting
On June 30, 2022	25%
On December 31, 2022	25%
On June 30, 2023	25%
On December 31, 2023	25%
Mr. Bartel must exercise the Option by March 3, 2027; after such date, the Option will expire.
Exercise of Option
Mr. Bartel may exercise, in whole or in part, the Option by delivering to the Company (a) not less than 30 days prior to the exercise date (or such shorter period as the Company may approve) a written notice (email being acceptable) of intent to exercise and estimated date of exercise and (b) not less than five (5) business days prior to the date of exercise (or such shorter period as the Company may approve) (i) written notice of exercise, designating the number of shares to be purchased, and (ii) payment of the full amount of the purchase price of the shares being purchased and payment of the full amount of applicable taxes triggered by the exercise of the shares being purchased.
The Option may not be exercised if shareholder approval is not received and may not be exercised prior to the registration of the shares being offered under the Option Agreement, which registration shall be filed by the Company with the SEC following the Company’s annual shareholder meeting, so long as approval has been obtained.
Adjustment of Option
As is customary in stock option agreements of this nature, the number of shares subject to the Option and exercise price are subject to adjustment in the event there is any change in the number of shares of outstanding common stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar event.

Transfer Restrictions
The Option is not transferable by Mr. Bartel other than by will or the laws of descent and distribution and may be exercised during Mr. Bartel’s lifetime only by him or his guardian or legal representative.
Effect of Termination of Employment
If Mr. Bartel’s employment with the Company is terminated, including in the event of his death or disability, any portion of the Option which is not then exercisable will immediately terminate. With respect to any portion of the Option which is then exercisable on the date of termination of employment, Mr. Bartel (or, in the event of his death, his legatee(s) under his last will, or his personal representatives or distributes) may exercise such portion of the Option for a period of ninety (90) days following such termination, but in no event after March 3, 2027.
Personal Interest
Mr. Holger Bartel is Travelzoo's Global Chief Executive Officer.
The Board’s Recommendation
THE COMPENSATION COMMITTEE ON BEHALF OF THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL RELATING TO THE OPTION AGREEMENT.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described herein (commonly referred to as “Say-on-Pay”).
We encourage stockholders to review the Executive Compensation section included in this proxy statement. Our executive compensation program has been designed to pay for performance and align our executive compensation with business strategies focused on long term growth and creating value for stockholders while also taking into consideration changing market conditions, paying competitively and focusing on the total compensation perspective. We feel this design is evidenced by the following:
•	Retention: The compensation programs should help us to retain key management talent, especially during difficult times, such as the COVID-19 pandemic.
•	Consistency: The compensation programs should be consistent over time to enable executive officers to implement a long-term strategy.
•
Alignment with Interests of Stockholders: The compensation program should align interests of the executives with the interests of the stockholders, by incentivizing management through metrics that are likely to increase long-term stockholder value (e.g. emphasis on equity-based compensation).

•	Growth Focused: The compensation program should motivate management to focus on the Company’s growth and recovery from the COVID-19 pandemic.
The design of our executive compensation program is not a mechanical process, and our Board of Directors uses its judgment and experience and works with our Compensation Committee to determine the appropriate mix of compensation for each individual. Additionally, the Compensation Committee has engaged with an independent compensation consultant, Compensia, to advise on executive compensation, specifically the compensation of Mr. Holger Bartel, for 2022. Please read the Executive Compensation section for additional details.
The Board of Directors and the Compensation Committee strongly endorse the Company's executive compensation program and unanimously recommend that stockholders vote in favor of the following resolution:
RESOLVED, that the stockholders approve, by an advisory vote, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation section and the other tabular and narrative disclosure in the Company's proxy statement for its 2022 Annual Meeting of Stockholders.
Required Vote
Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. The affirmative vote of the majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, by an advisory vote, of the compensation of our named executive officers.
Board of Directors' Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
Overview of Compensation Program
The following Executive Compensation discussion describes our overall compensation philosophy and the primary components of our compensation program. Furthermore, the Executive Compensation discussion explains the process by which the Compensation Committee, or “Committee”, determined the 2021 compensation for our Global Chief Executive Officer, former Chief Financial Officer and Chief Accounting Officer. We refer to these individuals collectively as the “named executives” or the “named executive officers”.
Compensation Philosophy and Objectives
The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.
We believe that achievement of these compensation program objectives enhances long-term profitability and stockholder value. The elements utilized to help achieve the Committee's objectives include the following:
•
Accountability for Individual Performance. Compensation should in large part depend on the named executive's individual performance in order to motivate and acknowledge the key contributors to our success.

•	Recognition for Business Performance. Compensation should take into consideration the Company's overall financial performance and overall growth.
•	Attracting and Retaining Talented Executives. Compensation should generally reflect the competitive marketplace and be designed to attract and retain superior employees in key competitive positions.
•	Changing Market Conditions. Compensation should take into consideration the constantly evolving market environment in which the Company operates.
We implement our compensation philosophy through setting base salaries for our executive officers based on market research, through the use of our executive bonus plan and granting of stock options to certain key employees and through reviewing and approving other terms of employment agreements.
Compensation Determination Process
Compensation Committee Members. The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee is also responsible for determining the fees paid to our outside directors. The Committee included Ms. Mary Reilly and Ms. Beatrice Tarka. Ms. Reilly and Ms. Tarka satisfied the independence requirements of the NASDAQ.
Role of Management. During 2021, the Committee engaged in its annual review of executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of its review, the Committee considered the advice and input of the Company's Chairman, Global Head of Human Resources and General Counsel and data prepared by management, including a comparison of the current compensation of the named executive officers with publicly available information, as applicable. Management assisted the Committee to properly evaluate employee performance, establish business performance targets, goals and objectives and recommend salary and bonus levels. No executive officer participated in discussions regarding their own compensation.
Although it is difficult to find a company exactly comparable to the Company, the Committee compared the compensation received by the Company's named executive officers with the levels of compensation received by similarly situated executives. For these comparisons, the Committee considered geographic location, industry and company size, as well as the executive’s responsibilities, performance, experience and tenure. This allowed the Committee to review and confirm that the overall compensation packages for the Company’s executive officers are reasonable. In some cases, the compensation package that the Committee awarded to a named executive officer was at or below the median compensation received by executives compared to third-party data, while in other instances the compensation was higher due to the executive's responsibilities, performance, experience and tenure. The Committee also compared the mix of cash and stock compensation of similarly situated executives to confirm that the mix awarded to the Company’s executive officers was and continues to be reasonable.
The Committee did not engage an outside consulting firm to provide advice on the Company’s 2021 executive compensation. However, the Committee did engage an outside consulting firm, Compensia, to provide advice on the compensation of the Global Chief Executive Officer for the period beginning January 1, 2022.
Components of Executive Compensation
The Committee has structured an executive compensation program comprised of base salary and equity. The mix of these components depends on the executive officer’s role, performance, tenure and experience.
Base Salary
The Committee considered three types of potential base salary modifications for the named executive officers in 2021: (1) “merit increases” based upon each named executive's individual performance; and/or (2) “market adjustments” based upon the salary range for similarly situated executives; and/or (3) “geographic adjustments” based on the physical location of the executive.
In determining merit increases, the Committee considered the specific responsibilities of the executive and the executive's overall performance and tenure with the Company. In addition, the Committee also considered an evaluation of each named executive officer provided by the then-current Global Head of Human Resources in making the decision regarding merit increases.
The Committee determined any market adjustments based on the Committee's comparison of the executive's compensation with statistical information on average compensation for similarly situated executives that is publicly available. The Committee also considered the key market factors impacting the Company and its overall performance especially in the context of the COVID-19 pandemic and its impact on the travel industry specifically.
Because of the ongoing pandemic situation, employees of the Company have continued to be remote. Accordingly, the situations of any employees, including executive officers, who wished to move to other states or countries were reviewed and approved on a case-by-case basis, including any corresponding geographic adjustments to salary and compensation. Additionally, as a global company, we have the ability to hire executives in various countries. As such, the base salary for such executives are reviewed to ensure alignment with the pay practices of the respective countries where they are located.
Incentive Bonus Pay
Pursuant to the terms of Ms. Su's employment agreement dated February 16, 2011, effective May 2, 2011, as amended July 1, 2019, Ms. Su was eligible to receive a quarterly performance bonus and discretionary bonus during 2020 and the beginning of 2021. However, on July 16, 2021, pursuant to a resolution of the Compensation Committee, Ms. Su’s outstanding bonus plan was terminated and in exchange, Ms. Su’s base salary was increased from $280,000 to $320,000.
The quarterly performance bonus was calculated based upon worldwide revenue and operating income and audience targets for Q1 and Q2 2021. The revenue bonus was calculated based upon achievement of the target resulting in a potential and maximum bonus of $12,500. The operating income bonus was calculated based upon achievement of the target resulting in a potential and maximum bonus of $12,500. The audience bonus was calculated based upon achievement of certain audience targets resulting in a potential and maximum bonus of $12,500. The total maximum performance bonus per quarter for the revenue, operating income and audience components combined was $37,500 for Q1 and Q2 2021. The discretionary bonus was determined in the discretion of Ms. Su’s manager. In evaluating Ms. Su’s individual performance during 2021, management and the Committee considered factors such as Ms. Su’s leadership role in areas of corporate governance, business ethics, and financial management. Ms. Su received the revenue bonus for Q1 and Q2 2021 and the operating income bonus for Q2 2021. Ms. Su also received a discretionary bonuses of $12,500 for Q2 2021. Ms. Su’s bonus plan was then terminated as of July 16, 2021.
Pursuant to the terms of the employment agreement of the Company’s former Chief Financial Officer Ms. Huiban, dated March 26, 2021, effective April 1, 2021, Ms. Huiban was eligible to receive a quarterly performance bonus of EUR 25,000, paid at the end of each calendar quarter after the timely filing of the Company’s Form 10-K and Form 10-Q, respectively. Ms. Huiban left the Company on June 30, 2021 and so earned a performance bonus equal to €25,000 for the second quarter of 2021 only.
Other Compensation-Related Matters
The Company grants stock options (which represent the right to purchase a specific number of shares of the Company’s Common Stock at a predetermined price, subject to vesting conditions) to certain executive staff, to align their incentives with the long-term interests of our stockholders, retain them for the long term, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance.
During the COVID-19 pandemic, the Compensation Committee (comprised solely of independent directors) and the independent members of the Board of the Company approved the doubling and re-pricing of the outstanding stock options of certain key executives (including Mr. Holger Bartel, Global Chief Executive Officer) and the grant of new stock options to certain other key executives (including Ms. Lisa Su, Chief Accounting Officer), subject to approval of the shareholders at the 2020 Annual Meeting.
In approving the grant of the options to Ms. Su, the Compensation Committee and the Board considered Ms. Su’s duties and responsibilities as Chief Accounting Officer, particularly during the COVID-19 pandemic, and the voluntary pay-cut Ms. Su took during that time. In March 2020, the Company granted Ms. Lisa Su stock options to purchase 100,000 shares of Common Stock with an exercise price of $3.49, of which 25,000 shares are exercisable annually starting March 30, 2021 and ending March 30, 2024. The grant was subject to approval by the stockholders of the Company at the 2020 Annual Meeting and could have been unwound if approval was not received. However, the shareholders approved the grant. The options expire in 2025. No additional options were granted in 2021.
For Mr. Holger Bartel, the Compensation Committee and the Board noted that (a) a significant portion of Mr. Holger Bartel’s compensation was stock-based compensation and such stock-based compensation was underwater due to the effects of the COVID-19 pandemic on the Company’s common stock, (b) the cash component of Mr. Holger Bartel’s compensation was low, especially because Mr. Holger Bartel took a voluntary pay-cut during the COVID-19 pandemic, and (c) Mr. Holger Bartel did not have a bonus plan in place. In order to protect the Company from the loss of other members of the executive team, the Compensation Committee and the Board decided to provide Mr. Holger Bartel with an additional stock award, by doubling and re-pricing his outstanding options. This meant that (a) the 400,000 options granted to Mr. Bartel in 2015 at an exercise price of $8.07 were increased to 800,000 options at an exercise price of $3.49; (b) the 400,000 options granted to Mr. Bartel in 2017, of which 250,000 had been exercised, at an exercise price of $6.95, were increased to 300,000 options at an exercise price of $3.49; and (c) the 400,000 options granted to Mr. Bartel in 2019 at an exercise price of $10.79 were increased to 800,000 options at an exercise price of $3.49. This doubling and re-pricing was subject to approval by the stockholders of the Company at the 2020 Annual Meeting and could have been unwound if approval was not received. However, the shareholders approved the doubling and re-pricing. The options granted in 2015 expire in 2025, the options granted in 2017 expire in 2027 and the options granted in 2019 expire in 2024. No additional options were granted in 2021.
Perquisites and Additional Benefits. The Company seeks to maintain an open and inclusive culture in its facilities and operations among executives and other Company employees. Accordingly, the Company does not provide executives with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to executives, such as club dues or defraying the cost of personal entertainment. Named executive officers and employees may seek reimbursement for business related expenses in accordance with the Company's business expense reimbursement policy.
Employment Agreements. The Company has entered into employment agreements with the certain executive staff, some of which contain severance and change of control provisions. The terms of such employment agreements are described in more detail below in Employment Agreements and Potential Payments Upon Termination or Change-in-Control. The Committee believes these agreements are appropriate for a number of reasons, including the following:
•	the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the change in control provisions require terminated executives to execute a release in order to receive severance benefits; and
•	the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.
Summary Compensation Table
The following summary compensation table sets forth information concerning the compensation to our Global Chief Executive Officer, Chief Accounting Officer, and former Chief Financial Officer during the fiscal years ended December 31, 2021 and 2020.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Holger Bartel(1) Global Chief Executive Officer	2021	232,000	—	—	—	—	232,000
	2020	208,000	—	5,850,250	—	—	6,058,250

Lisa Su(2) Chief Accounting Officer	2021	300,000	50,000	—	—	1,500	351,500
	2020	268,333	6,500	392,800	—	1,500	669,133

Michèle Huiban(3) Chief Financial Officer	2021	99,911	28,546	—	—	—	128,457
	2020	—	—	—	—	—	—
(1)
Mr. Holger Bartel's annual salary is $232,000 for his role as Global Chief Executive Officer. In 2020, his base salary was reduced 20% from $232,000 to $185,600 to support cost reduction efforts due to the COVID-19 pandemic. $208,800 represents annual salary cost based on 20% reduction for six months.

(2)
Ms. Su was appointed as the Company's Chief Accounting Officer in July 2019. In 2020, her base salary was reduced 10% from $280,000 to $252,000 to support cost reduction efforts due to COVID-19 pandemic. $268,333 represents annual salary cost based on 10% reduction for five months. Effective July 1, 2021, Ms. Su’s base salary was increased from $280,000 to $320,000, in consideration of termination of Ms. Su’s outstanding bonus plan and move out-of-state. $300,000 represents annual salary cost based on 50% of the year at 280,000 and 50% of the year at 320,000.

(3)
Ms. Huiban was with the Company for 3 months (April through June) of 2021. $99,910 represents annual salary cost of €350,000, converted to USD and based on 3 months of employment. Ms. Huiban was eligible to receive a bonus each quarter equal to €25,000 or $28,546. Because Ms. Huiban left the Company after Q1 of 2021, she earned only one bonus.

(a)	Amounts consist of bonuses earned per the terms of employment agreements or bonus plans and/or at the discretion of the Board of Directors or the Compensation Committee, as applicable.
(b)
The values reported reflect the aggregate grant date fair value of grants of stock options to each of the listed officers in the years shown. The grant date fair value of stock options is calculated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 10 to the consolidated financial statements contained in our 2021 Annual Report on Form 10-K filed on March 31, 2022.

(c)
The amounts reflected in this column reflect the performance-based cash awards paid to the named executives pursuant to certain employment agreements, as discussed in the “Executive Compensation” section above.

(d)
The amounts in this column reflect all other compensation paid to the named executives including $1,500 Company matching 401(k) plan contribution and other miscellaneous payments made to eligible employees.

Grants of Plan-Based Awards in 2021
The following table sets forth certain information with respect to non-equity incentive plan awards granted to each of our named executive officers during the fiscal year ended December 31, 2022.
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name(1)	Threshold ($)	Target ($)	Maximum ($)
Holger Bartel	—	—	—
Lisa Su	50,000	50,000	50,000
Michèle Huiban	25,000	25,000	25,000
(1)
Amount represents the potential annual performance bonus payments under the terms of the applicable employment agreement or bonus agreement. The business measurements and performance goals for determining the performance bonus payout are described in the section entitled, “Executive Compensation”. Note, Ms. Su’s bonus was eliminated after Q2 and Ms. Huiban was with the Company for only Q2, so the possible payouts have been adjusted accordingly.

Outstanding Equity Awards as of December 31, 2021
The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2021.
		Option Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Holger Bartel	(1)	—	—	3.49	September 5, 2024
	(1)	—	—	3.49	October 30, 2027
	(2)	540,000	—	3.49	September 28, 2025
Lisa Su	(3)	—	75,000	3.49	March 30, 2025
(1)
400,000 options were granted to Mr. Holger Bartel in each of 2015, 2017 and 2019. In 2019, Mr. Bartel exercised 250,000 options pursuant to the 2017 grant. In 2020, all outstanding, unexercised options were doubled and re-priced, resulting in 800,000 options from his 2015 grant, 300,000 options from his 2017 grant and 800,000 options from his 2019 grant. In 2021, Mr. Bartel exercised 300,000 options from his 2017 grant, meaning the option grant is now terminated, 800,000 options from his 2015 grant, meaning the option grant is now terminated, and 260,000 options from his 2019 grant, meaning there are 540,000 options left, which as of December 31, 2021 are fully vested.

(2)	The options are exercisable in quarterly increments of 12.5% from March 31, 2020 through December 31, 2021.
(3)	The options are exercisable in annual increments of 25% from March 30, 2021 through March 30, 2024. Ms. Su exercised 25,000 options in 2021, meaning there are 75,000 options remaining.
Option Exercises and Stock Vested
In March 2021, the first 25% of Ms. Su’s options vested and Ms. Su exercised all 25,000 options via cashless exercise in April. Ms. Su’s next tranche of 25,000 options will vest in March 2022 and there will be 50,000 options remaining unvested.
Mr. Bartel exercised 1,360,000 options throughout 2021 as follows: 300,000 options on March 17, 2021, 100,000 options on March 26, 2021, 400,000 options on July 29, 2021, 50,000 options on August 23, 2021, 50,000 options on August 30, 2021, 100,000 options on August 31, 2021, 60,000 options on September 16, 2021, 100,000 options on November 2, 2021, 100,000 options on November 5, 2021 and 100,000 options on December 14, 2021. Some exercises were undertaken in a fully cashless exercise (with consent of the Board) and others were undertaken by way of a net settlement of either solely the exercise price (with consent of the Board) or solely the tax amount. As of December 31, 2021, Mr. Bartel’s remaining option agreement from 2019 is fully vested.
Employment Agreements and Potential Payments Upon Termination or Change-in-Control
The Company has employment agreements with its named executive officers and certain other employees. The employment agreements as of December 31, 2021 with the Company's named executive officers are described below.
Mr. Holger Bartel entered into an employment agreement with the Company on September 28, 2015. In connection with his employment agreement and his role as Global Chief Executive Officer, in September 2015, October 2017 and September 2019, the Company provided stock option grants to Mr. Holger Bartel to purchase 400,000 shares of the Company’s Common Stock for each grant. Mr. Holger Bartel exercised 250,000 options during 2019. In March 2020, the Company doubled and re-priced the unexercised options of Mr. Holger Bartel, resulting in total options granted to Mr. Holger Bartel of 1,900,000 options.
The Company may terminate the employment agreement, with or without cause, upon written notice to Mr. Holger Bartel. However, if Mr. Holger Bartel's employment is terminated at any time without cause, Mr. Holger Bartel's remaining stock options will immediately vest in full on the date of termination. Mr. Holger Bartel agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company.

Ms. Su entered into an employment agreement with the Company on May 2, 2011, as amended July 1, 2019. Ms. Su then entered into an amended and restated employment agreement with the Company on August 1, 2021. The amended and restated employment agreement was entered into to update the terms of Ms. Su’s employment in connection with Ms. Su’s move for personal reasons to Nevada from California. Ms. Su’s salary was adjusted to $320,000 per year from $280,000 due to the removal of Ms. Su’s bonus entitlement and geographic cost-of-living adjustments.
Pursuant to the terms of the amended and restated agreement, Ms. Su is an at-will employee meaning the Company or Ms. Su could terminate the agreement at any time, with or without cause, upon two (2) weeks' prior notice to the other party. However, if Ms. Su 's employment is terminated at any time without cause, Ms. Su will be entitled to receive a lump sum payment in the amount of $140,000 in exchange for executing a general release of claims as to the Company. This is the same amount that Ms. Su would have been entitled to receive under her original agreement. There are no change of control provisions in the amended and restated employment agreement.
Ms. Su agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of her employment and to assign all of her interest in any and all such discoveries and work product to the Company. Furthermore, Ms. Su agreed to not, directly or indirectly, solicit the Company's customers or employees during the term of her employment and for a period of one (1) year thereafter.
Forward-Looking Statements
Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its subsidiaries. A variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business and forward-looking statements include, but are not limited to, those set forth herein. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the amount of our common stock beneficially owned as of February 28, 2022 by (a) each director and nominee for election to the Board of Directors, (b) each named executive officer, (c) all executive officers and directors as a group, and (d) each person known by the Company, as of February 28, 2022, to beneficially own more than 5% of the outstanding shares of Common Stock of the Company. In general, shares “beneficially owned” include those shares a person has or shares the power to vote, or the power to dispose of.
	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total(5)
Directors and Executive Officers
Ralph Bartel*(1)	5,097,869	42.29%
Holger Bartel(2)	556,167	4.61%
Christina Sindoni Ciocca(3)	37,288	0.31%
Lisa Su(4)	25,000	0.21%
Mary Reilly	—	—
Carrie Liqun Liu	—	—
Beatrice Tarka	—	—
Michael Karg	—	—
Volodymyr Cherevko	—	—
Directors (including nominees) and executive officers as a group (9 persons)	5,716,324	47.42%
*	Persons Owning More Than 5% of Common Stock
(1)
Mr. Ralph Bartel indirectly holds a controlling interest of Azzurro Capital Inc., which is the holder of 4,525,982 shares, through the Ralph Bartel 2005 Trust. The Ralph Bartel 2005 Trust directly holds 200,000 shares. Mr. Ralph Bartel directly holds 171,887 shares and 200,000 options that are exercisable on February 28, 2022 or become exercisable within 60 days of February 28, 2022.

(2)
Mr. Holger Bartel holds 540,000 options that are exercisable as of December 31, 2021. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock. Mr. Holger Bartel holds 16,167 shares of common stock.

(3)
Represents shares subject to stock options that are exercisable on February 28, 2022 or become exercisable within 60 days of February 28, 2022. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock. Ms. Ciocca holds 12,288 shares of common stock.

(4)
Represents shares subject to stock options that are exercisable on February 28, 2022 or become exercisable within 60 days of February 28, 2022. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock.

(5)
For each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the 12,055,762 shares of common stock outstanding as of February 28, 2022, plus the number of shares of Common Stock that such person or group had the right to acquire within 60 days after February 28, 2022.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and the beneficial holders of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and beneficial holders of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company or written representations from reporting persons, during fiscal 2020, all Section 16(a) filing requirements were satisfied on a timely basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Independent Public Accountants
RSM US LLP (“RSM”) served as Travelzoo's independent registered public accounting firm for our 2021 and 2020 fiscal years. The Audit Committee has not yet selected our independent registered public accounting firm for our 2022 fiscal year. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. This review has not yet been completed. Based upon the results of this review, the Audit Committee will determine which independent registered public accounting firm to engage to perform our annual audit. Stockholder approval of our accounting firm is not required by our bylaws or otherwise required to be submitted to the stockholders. RSM representatives are expected to be present at the Annual Meeting and will be available to respond to questions at the meeting; however, they are not expected to make a formal statement.
Principal Accountant Fees and Services
The audit fees and fees for services rendered to Travelzoo charged by RSM for 2021 and 2020 are as follows:
Service	2021 Fees	2020 Fees
Audit fees(1)	$ 828,800	$881,100
Audit-related fees(2)	—	25,000
Tax fees	—	—
All other fees	—	—
Total	$ 828,800	$906,100
(1)
Audit fees consisted of fees for professional services rendered for the annual audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in the quarterly reports, and audit services rendered in connection with other statutory or regulatory filings.

(2)
Audit-related fees represents fees for professional services rendered related to the consent issued for the Company's S-8 Registration Statement filing and review of pro-forma financial information included in the Company's Form 8-K/A filing.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2021 and 2020, all services provided by RSM were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
The Audit Committee oversees Travelzoo's financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial statements and reporting processes including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
In this context, the committee has met and held discussions with management and the independent auditors regarding the Company's audited consolidated financial statements for the fiscal year ended December 31, 2021. The committee discussed with Travelzoo's independent auditors the overall scope and plan for their audit. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo's internal controls, and the overall quality of Travelzoo's financial reporting. Management represented to the committee that Travelzoo's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo's accounting principles and such other matters as are required to be discussed with the committee under auditing standards of the PCAOB.
Travelzoo's independent auditors also provided to the committee the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and the committee discussed with the independent auditors that firm's independence, including those matters required to be discussed by PCAOB Auditing Standard No. 16 Communications with Audit Committees.
In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022. The committee has not yet selected Travelzoo's independent auditors for fiscal year 2022.
While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations or Travelzoo's business conduct policies.
Audit Committee

Mary Reilly (Chair)
Carrie Liqun Liu
Beatrice Tarka

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.
This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed previously with the SEC and contains important information about the Company and its financial condition, including information contained in our 2021 Annual Report under the captions “Financial Statements and Supplementary Data,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” and “Quantitative and Qualitative Disclosures about Market Risk.” A copy of the 2021 Annual Report accompanies this proxy statement. This document also incorporates by reference the Amended and Restated By-laws of the Company filed with the Current Report on Form 8-K on April 12, 2021.
The Company will amend this proxy statement to include or incorporate by reference any additional documents that the Company may file with the Securities and Exchange Commission under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.
The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at (646) 889-1857. This proxy statement and the 2021 Annual Report are available on the Internet at http://ir.travelzoo.com/financials-filings/annual-reports-and-proxies. These documents are also included in our SEC filings, which you can access electronically at the SEC's website at http://www.sec.gov.
ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review the annual report on Form 10-K, as amended, mailed along with these proxy materials, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at (646) 889-1857.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed matters to be acted upon, other than director elections and executive compensation, which is not shared by all other stockholders.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
It is contemplated that the next annual meeting of stockholders will be held on or about April 25, 2023. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. For a stockholder proposal to be included in the Company's proxy statement and identified in its form of proxy in connection with the Company's annual meeting of stockholders, it must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date that the Company's proxy statement was released to the stockholders in connection with the previous year's annual meeting. As a result, stockholder proposals submitted for consideration at the 2023 annual meeting must be received no later than December 26, 2022, to be included in the 2023 proxy materials. Rule 14a-8 of the Exchange Act provides additional information regarding the content and the procedures applicable to the submission of stockholder proposals to be included in the Company's proxy materials for its next Annual Meeting.
Any such notice must be delivered or mailed to our Corporate Secretary, at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
HOUSEHOLDING
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to not participate in householding and continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.
The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder participating in householding. Stockholders who share an address with other stockholders and are eligible for householding, but currently receive multiple copies of our annual reports and proxy statements, or who have multiple accounts in their names, can authorize us to discontinue mailings of multiple annual reports and proxy statements. Requests for additional copies, or requests for a single copy to be delivered to a shared address should be directed to Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at +1 (646) 889-1857.

Appendix A
NON-QUALIFIED STOCK OPTION AGREEMENT
THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made this day of March 3, 2022, by and between Travelzoo, a Delaware corporation (the “Company”) and Holger Bartel (“Optionee”).
WHEREAS, Optionee has been providing services for the Company pursuant to an Employment Agreement, dated as of September 28, 2015, as amended, by and between Optionee and the Company (“Employment Agreement”); and
WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock, in accordance with the terms of this Agreement, with such option intended to be a nonstatutory stock option that is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:
1.
Grant and Terms of Option. Pursuant to action of the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), the Company grants, effective March 3, 2022 (“Date of Grant”) to Optionee the option to purchase all or any part of Six Hundred Thousand (600,000) shares of the common stock of the Company, par value of $0.01 each (“Common Stock”), to vest bi-annually over a period of two (2) years as set forth in the table below, at the purchase price of $8.14 per share, which is the fair market value of the Common Stock determined as the official NASDAQ closing share price on the Date of Grant; provided, however, that the right to exercise such option shall be, and is hereby, restricted as follows:

(a)
No shares may be purchased prior to June 30, 2022. Subject to the terms of this Agreement, the 600,000 stock options shall vest in four (4) bi-annual installments, beginning on January 1, 2022, as follows:

Vesting Date	Percentage of Stock Options Vesting
On June 30, 2022	25%
On December 31, 2022	25%
On June 30, 2023	25%
On December 31, 2023	25%
On or after December 31, 2023, during the term hereof, Optionee will become entitled to purchase the entire number of shares (600,000 shares) to which this option relates.
(b)	In no event may this option or any part thereof be exercised after the expiration of five (5) years from the Date of Grant, which shall be the term of the option.
(c)
The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) in the discretion of the Board, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Board, by such other method as the Board may determine.

(d)	The option may not be exercised for a fraction of a share.
(e)	The option may not be exercised if Optionee is no longer employed by the Company subject to the provisions of Section 4 of this Agreement.
(f)
The option may not be exercised (i) unless and until shareholder approval is obtained and (ii) prior to the registration of the shares being offered under the Agreement, which registration shall be filed by the Company with the United States Securities and Exchange Commission following the Company’s next annual shareholder meeting. If shareholder approval for the option is not obtained, this grant shall be unwound and the outstanding options cancelled.

(g)	The Board or the Committee shall also determine the methods by which shares of stock shall be delivered or deemed to be delivered to Optionee.

2.
Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, not including any issuances of shares for consideration or capital increases by the Company, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

3.
Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.

The option may be exercised during Optionee's lifetime only by Optionee or his guardian or legal representative as set forth herein.
4.
Termination of Employment. In the event of the termination of the Employment Agreement prior to its expiration, or to the extent the Company terminates employment of Optionee, including upon death or disability, Optionee’s (or, in the event of death, the legatee or legatees of Optionee under his last will, or his personal representatives or distributees) right to exercise the option, only to the extent it was vested and he was entitled to exercise it on the date of termination of services or employment, shall continue for 90 days after such termination but not after five (5) years from the Date of Grant. If Optionee (or, in the event of death, the legatee or legatees of Optionee under his last will, or his personal representatives or distributees) does not exercise the option within 90 days following such termination of Employment, any unexercised vested option shall be null and void.

5.
Method of Exercise/Shares Issued on Exercise of Option. The option may be exercised (in whole or in part) at any time during the period specified in this Agreement, (a) by delivering to the Corporate Secretary of the Company not less than thirty (30) days prior to the date of exercise (or such shorter period as the Company shall approve) a written notice (email being acceptable) of Optionee’s intent to exercise and estimated date of exercise, and (b) by delivering to the Corporate Secretary of the Company not less than five (5) business days prior to the date of exercise (or such shorter period as the Company shall approve) (i) a written notice of exercise designating the number of shares to be purchased, signed by Optionee, and (ii) payment of the full amount of the purchase price of the shares and payment of the full amount of applicable taxes triggered by the exercise of the shares, in each case, with respect to which the option is exercised. If the written notice of exercise is delivered by mail, or by any other means of delivery, the date of delivery shall be the date the written notice is actually received by the Corporate Secretary. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof. No rights of a shareholder shall exist with respect to the Common Stock under this option as a result of the mere grant of this option.

6.
Board Administration. The Board, the Committee, or any successor or other committee authorized by the Board, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

7.
Option not an Incentive Stock Option. It is intended that this option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, or otherwise qualify for any special tax benefits to Optionee.

8.	No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.
9.	Restrictions on Exercise. This option may not be exercised if the issuance of Common Stock upon Optionee’s exercise or the method of payment of consideration for such Common Stock would constitute a violation of any applicable Federal or state securities law or other applicable law or regulation. As a condition to the exercise of this option, the Company may require Optionee to make any representations and warranty to the Company as may be required by any applicable law or regulation.
10.
Termination of Option. Notwithstanding anything to the contrary herein, this option shall not be exercisable after the expiration of the term of five (5) years from the Date of Grant, as set forth in section 1(b) hereof.

11.
Withholding upon Exercise. Prior to the issuance of shares upon the exercise of the option, the Optionee must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by any of the following means: (a) tendering a cash payment; or (b) requesting that the Company (which may or may not approve in its sole discretion) withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Optionee as a result of the exercise of the option; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this option. If the amount of any consideration payable to Optionee is insufficient to pay such taxes or if no consideration is payable to Optionee, upon request of the Company, Optionee shall pay to the Company in cash an amount sufficient for the Company to satisfy any Federal, state or local tax withholding requirements it may incur as a result of the grant or exercise of this option. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

12.
Severability. Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

13.
Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this agreement or to require at any time performance by Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this agreement.

14.
Entire Agreement; Amendments. No modification, amendment or waiver of any of the provisions of this agreement shall be effective unless in writing specifically referring hereto and signed by the parties hereto. This agreement supersedes all prior agreements and understandings between Optionee and the Company to the extent that any such agreements or understandings conflict with the terms of this agreement.

15.
Assignment. This agreement shall be freely assignable by the Company to and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.

16.
Governing Law. To the extent that Federal laws do not otherwise control, all determinations made, or actions taken pursuant hereto shall be governed by the laws of the state of New York, without regard to the conflict of laws rules thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by the undersigned officer pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, all as of the date hereof.
COMPANY:

TRAVELZOO

By:	/s/ Christina Sindoni Ciocca
Name:	Christina Sindoni Ciocca
Title:	Authorized Signatory
Date:	March 3, 2022
OPTIONEE:

By:	/s/ Holger Bartel
Name:	Holger Bartel
Title:	Global Chief Executive Officer
Date:	March 3, 2022

TRAVELZOO
ATTN: LISA SU
590 MADISON AVENUE, 35TH FLOOR
NEW YORK, NY 10022

SCAN TO
VIEW MATERIALS & VOTE

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The Board of Directors recommends you vote FOR all the listed nominees under Proposal 1:

1. ELECTION OF DIRECTORS

Nominees	For	Against	Abstain
1a. Ralph Bartel	☐	☐	☐
1b. Christina Ciocca	☐	☐	☐
1c. Carrie Liqun Liu	☐	☐	☐
1d. Volodymyr Cherevko	☐	☐	☐
1e. Michael Karg	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:	For	Against	Abstain
2. VOTE TO APPROVE OPTION GRANT TO GLOBAL CHIEF EXECUTIVE OFFICER.	☐	☐	☐
3. VOTE, ON AN ADVISORY BASIS, TO APPROVE EXECUTIVE COMPENSATION.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

TRAVELZOO

Annual Meeting of Stockholders
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lisa Su as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo (the "Company") on April 25, 2022, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the proxy card will be voted for Proposal 1, for the election of all nominees to the Board of Directors, for Proposal 2 and for Proposal 3, and as the Proxy may determine, in her discretion, with regard to any other matter properly presented at the meeting, or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as directed by the stockholder.

(Continued, and to be marked, dated and signed, on the other side)

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